EXHIBIT 4.1


                            SHARE EXCHANGE AGREEMENT








                                     AMONG:


                THE SHAREHOLDERS OF LEXINGTON OIL & GAS LTD. CO.




                                      AND:


                          LEXINGTON OIL & GAS LTD. CO.




                                      AND:


                              INTERGOLD CORPORATION
                CHANGING ITS NAME TO "LEXINGTON RESOURCES, INC."






                          LEXINGTON OIL & GAS LTD. CO.
                                   3218 NS 372
                           Holdenville, Oklahoma 74848


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                            SHARE EXCHANGE AGREEMENT


                  THIS SHARE EXCHANGE AGREEMENT is made and dated for reference effective as at November 19, 2003 (the "EFFECTIVE DATE").

AMONG:

                  THE UNDERSIGNED SHAREHOLDERS OF LEXINGTON OIL & GAS LTD. CO., each having an address for notice and delivery located at 3218 NS 372, Holdenville, Oklahoma 74848

                  (each such shareholder being hereinafter singularly referred to as a "VENDOR" and collectively referred to as the "VENDORS" as the context so requires");

                                                               OF THE FIRST PART

AND:

                  LEXINGTON OIL & GAS LTD. CO., a company incorporated under the laws of the State of Oklahoma, U.S.A., and having an address for notice and delivery located at 3218 NS 372, Holdenville, Oklahoma 74848

                  (the "COMPANY");
                                                              OF THE SECOND PART

AND:

                  INTERGOLD CORPORATION, a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 435 Martin Street, Suite 2000, Blaine, Washington, U.S.A., 98230

                  (the "PURCHASER");
                                                               OF THE THIRD PART

                  (the Vendors, the Company and the Purchaser being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).


                  WHEREAS:

A. The Company is a body corporate subsisting under and registered pursuant to the laws of the State of Nevada, U.S.A.;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

B. The Company is presently engaged in the business of oil and gas development and production (collectively, the "COMPANY'S BUSINESS");


C. The Vendors are the legal and beneficial owners of all of the 3,000,000 presently issued and outstanding common shares in the capital of the Company (each a "PURCHASED SHARE"); the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "A" which is attached hereto and which forms a material part hereof;


D. In accordance with the terms and conditions herein, the Company and the Purchaser therein agreed to use their best efforts to initiate, complete and enter into a formal agreement whereby the Vendors would sell all of the Purchased Shares to the Purchaser upon the general terms and conditions as set forth herein; and


E. The Parties hereto have agreed to enter into this agreement (the "AGREEMENT") which formalizes and replaces, in its entirety, any Agreement In Principle, as contemplated and required by the terms of the Agreement In Principle, and which clarifies their respective duties and obligations in connection with the purchase by the Purchaser from the Vendors of all of the Purchased Shares together with the further development of the Company's Business as a consequence thereof;


                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                    ARTICLE 1
                                   DEFINITIONS


1.1 DEFINITIONS. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


         (a) "AGREEMENT" means this "Share Exchange Agreement" as entered into among the Vendors, the Company and the Purchaser herein, together with any amendments thereto and any Schedules as attached thereto;


         (b) "ATTORNEY" has the meaning ascribed to it in section "10.3" hereinbelow;


         (c)      "BOARD OF DIRECTORS"  means,  as  applicable,  the  respective
                  Board of Directors of each of the Parties hereto as duly constituted from time to time;


         (d) "BUSINESS DAY" means any day during which United States Banks are open for business in Blaine, Washington;


         (e) "BUSINESS DOCUMENTATION" means any and all records and other factual data and information relating to the Company's Business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of any of the Vendors or the Company in that respect;


         (f) "CLOSING" has the meaning ascribed to it in section "6.1" hereinbelow;


         (g) "CLOSING DATE" has the meaning ascribed to it in section "6.1" hereinbelow;


         (h) "COMMISSION" means the United States Securities and Exchange Commission;


         (i) "COMPANY" means LEXINGTON OIL & GAS LTD. CO., a company incorporated under the laws of the State of Oklahoma, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (j) "COMPANY'S ASSETS" means all assets, contracts, equipment, goodwill, inventory, Company's Property interests and Intellectual Property of the Company and including, without limitation, all of the property interests, assets, contracts, equipment, goodwill and inventory which form a material part hereof;


         (k) "COMPANY'S BUSINESS" has the meaning ascribed to it in recital "B." hereinabove;


         (l) "COMPANY'S FINANCIAL STATEMENTS" has the meaning ascribed to it in section "3.3" hereinbelow; a copy of which Company's Financial Statements being set forth in Schedule "B": which is attached hereto and which forms a material part hereof;


         (m) "COMPANY'S OPTIONS" has the meaning ascribed to it in section "3.3" hereinbelow;


         (n) "COMPANY'S PROPERTY" means the mineral interests described in Schedule "C": which is attached hereto and the interests of the Company, the registered owner therein, and any other claim or property interests of the registered owner, the Company incorporated into the Company's Property by the terms of this Agreement;


         (o) "CONFIDENTIAL INFORMATION" has the meaning ascribed to it in section "9.1" hereinbelow;


         (p) "CONSULTING SERVICES AGREEMENT" has the meaning ascribed to it in section "3.3" hereinbelow; the proposed form of which being attached hereto as Schedule "I" and forming a material part hereof;


         (q)      "DEFAULTING  PARTY"  and   "NON-DEFAULTING   PARTY"  have  the
                  meanings ascribed to them in section "12.1" hereinbelow;


         (r) "EFFECTIVE DATE" has the meaning ascribed to it on the front page of this Agreement;


         (s) "EXECUTION DATE" means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (t) "EXPLORATION AND DEVELOPMENT EXPENDITURES" means all costs, expenses, charges, obligations and liabilities of whatever kind or nature expended, funded or incurred directly or indirectly by the Operator and including, without limiting the generality of the foregoing, by any joint venture partner of the Company, on or in respect of the Company's Properties and in connection with the exploration and development of the Company's Properties for the purpose of determining the existence of resources on the Company's Property during the term of the Drilling and Operating Agreement and including, without limiting the generality of the foregoing, all monies expended in maintaining the Company's Property in good standing by the doing and filing of assessment work and by making the tenure payments within the time periods in which such tenure payments are required to be made, and by expending, funding or incurring all on-site Company's Property costs and including, without limiting the generality of the foregoing, the costs of prospecting, claim staking, Company's Property payments, taxes, mapping, surveying, permitting, geophysical, geochemical and geological surveys, sampling, assaying, trenching, drilling, geochemical analyses, road building, drill site preparation, drafting, report writing, consultants, metallurgical testing, mining, metallurgical and economic studios, feasibility studies, reclamation and all other project expenditures, together with the supervision and management of all work done for the benefit of the Company's Property; provided, however, that the Operator's administrative expenses shall not exceed ten percent (10%) of the exploration and development expenses incurred directly or indirectly on the Company's Property;


         (u) "FINANCING" has the meaning ascribed to it in section "5.6" hereinbelow;


         (v) "INITIAL DUE DILIGENCE" has the meaning ascribed to it in section "6.1" hereinbelow;


         (w) "INTELLECTUAL PROPERTY" means, with respect to the Company, all right and interest to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and tradenames, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar right may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property used in or pertaining to the Company and including, without limitation, the items described in Schedule "F" which is attached hereto and which forms a material part hereof, and all lists of customers, documents, records, correspondence and other information pertaining to the Company;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (x) "OPERATOR" has the meaning ascribed to it in section "3.3" hereinbelow and means, initially, Oakhills Energy, Inc. together with that person, company or companies acting as such pursuant to the terms and conditions of this Agreement and any Drilling and Operating Agreement;


         (z)      "OTCBB"  means  the  NASD  Over-the-Counter   Bulletin  Board,
                  together with its respective successors and permitted assigns as the context so requires;


         (aa) "PARTIES" or "PARTY" means, respectively, the Vendors, the Company and the Purchaser hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;


         (ab) "PERSON" or "PERSONS" means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;


         (ac) "POWER OF ATTORNEY" has the meaning ascribed to it in section "10.3" hereinbelow;


         (ad) "PRIVATE PLACEMENT" has the meaning ascribed to it in section "4.1" hereinbelow;


         (ae) "PURCHASED SHARE" has the meaning ascribed to it in recital "C." hereinabove; the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule "A": which is attached hereto;


         (af) "PURCHASE PRICE" has the meaning ascribed to it in section "2.2" hereinbelow;


         (ag)     "PURCHASER"   means   Intergold    Corporation,    a   company
                  incorporated pursuant to the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (ah) "PURCHASER'S FINANCIAL STATEMENTS" has the meaning ascribed to it in section "4.1" hereinbelow; a copy of which Purchaser's Financial Statements being set forth in Schedule "F": which is attached hereto and which forms a material part hereof;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (aj) "RATIFICATION" has the meaning ascribed to it in section "5.1" hereinbelow;


         (ak) "REGISTRATION STATEMENT", "REGULATION D", "REGULATION S", "RULE 144", "RULE 501", "RULE 506", "U.S. PERSON" and "FORM S-8" have the meanings ascribed to them in the Securities Act;


         (al)     "REGULATION   S   CERTIFICATE"   and   "ACCREDITED    INVESTOR
                  CERTIFICATE" have the meanings ascribed to them in section "3.2" hereinbelow;


         (am) "REGULATORY APPROVAL" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;


         (an) "REGULATORY AUTHORITY" and "REGULATORY AUTHORITIES" means, either singularly or collectively as the context so requires, the OTCBB, and/or such other regulatory agencies who have or who may have jurisdiction over the affairs of the Company, the Purchaser and/or the Vendors herein and including, without limitation, and where applicable, all applicable securities commissions and again including, without limitation, the Commission, and all other regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;


          (ao) "REVERSE TAKEOVER" means that transaction or series of transactions pursuant to which the Purchaser will acquire all of the Purchased Shares of the Company from the Vendors in exchange for the issuance from treasury by the Purchaser of the Shares and all matters necessarily ancillary thereto;


         (ap) "SECURITIES" has the meaning ascribed to it in section "3.3" hereinbelow; the particulars of which outstanding Securities being set forth in Schedule "A": which is attached hereto;


         (aq) "SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended, and all the RULES and REGULATIONS promulgated under the United States SECURITIES ACT OF 1933; and "1934 ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended, and all the RULES and REGULATIONS promulgated under the United States SECURITIES EXCHANGE ACT OF 1934;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (ar) "SECURITY" has the meaning ascribed to it in section "3.1" hereinbelow;


         (as) "SUBSIDIARY" means any company or companies of which more than fifty percent (50%) of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the board of directors of such company or companies) are for the time being owned by or held for a company and/or any other company in like relation to the company, and includes any company in like relation to the subsidiary;


         (at) "TRANSFER AGENT" means the Purchaser's existing registrar and transfer agent for its common shares, X-Clearing Corporation of 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80206, a company incorporated pursuant to the laws of the State of Colorado, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;


         (au) "VENDOR" and "VENDORS" means individually and collectively, as the context so requires, each and every shareholder of the Company who has executed this Agreement as a Party hereto.


1.2 SCHEDULES.For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

                    Schedule                     Description

                  Schedule "A":      Purchased Shares, Vendors and Securities;
                  Schedule "B":      Company's Financial Statements;
                  Schedule "C":      Company's Property;
                  Schedule "D":      Company's Material Contracts;
                  Schedule "E":      Company's List of Bank Accounts etc.;
                  Schedule "F":      Purchaser's Financial Statements;
                  Schedule "G":      Purchaser's Material Contracts;
                  Schedule "H":      Purchaser's List of Bank Accounts etc.;
                  Schedule "I":      Consulting Services Agreement;


1.3 INTERPRETATION. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;


         (b) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and


         (c) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and VICE VERSA.


                                    ARTICLE 2
                    PURCHASE AND SALE OF THE PURCHASED SHARES


2.1 PURCHASE AND SALE. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Articles "3", and "4" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "6" hereinbelow, the Vendors hereby agree to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlement and interest in and to all of the Purchased Shares to the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.


2.2 PURCHASE PRICE. The total purchase price (collectively, the "PURCHASE PRICE") for all of the Purchased Shares will be satisfied by way of the issuance and delivery by the Purchaser to the Vendors, in accordance with section "2.3" hereinbelow, of an aggregate of 3,000,000 restricted common shares within five business days of the Closing (as hereinafter determined) of this Agreement.


2.3 PRO-RATA ENTITLEMENT. The Purchaser will issue the Shares to the Vendors pro rata in accordance with the each Vendor's respective Purchased Share shareholding in and to the Company and outstanding as at the Closing Date and as set forth in Schedule "A" which is attached hereto.


2.4 RESALE RESTRICTIONS AND LEGENDING OF SHARE CERTIFICATES. The Vendors hereby initially acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Purchaser to each of the Vendors in reliance upon the registration and prospectus exemptions contained in certain sections of the United States SECURITIES ACT of 1933 (the "SECURITIES ACT") or "REGULATION S" promulgated under the Securities Act which will impose a trading restriction in the United States on the Shares for a period of at least 12-24 months as applicable from the Closing Date (as hereinafter determined). In addition, the Vendors hereby also acknowledge and agree that the within obligation of the Purchaser to issue the Shares pursuant to sections "2.2" and "2.3" hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - under the Securities Act and all applicable securities laws, in respect of each particular Vendor and related Purchased Share and Share, and the Purchaser shall be relieved of any obligation whatsoever to purchase any Purchased Share of any Vendor and to issue Shares in respect of any such Vendor where the Purchaser reasonably determines that a suitable exemption is not available to it.


                  The Vendors hereby also acknowledge and understand that neither the sale of the Shares which the Vendors are acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Vendors also acknowledge and understand that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:


         "The transfer of the securities represented by this certificate is prohibited except in accordance with the provisions of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration under the Act or pursuant to an available exemption from registration. In addition, hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act."


                                       or


         "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";


and the Vendors hereby consent to the Company making a notation on its records or giving instructions to any Transfer Agent (as hereinafter determined) of the Shares in order to implement the restrictions on transfer set forth and described hereinabove.


                  The Vendors also acknowledge and understand that:


         (a) the Shares are restricted securities within the meaning of "RULE 144" promulgated under the Securities Act;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (b) the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares to the Vendors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Company, (ii) adequate information concerning the Company is then available to the public and
                  (iii) other terms and conditions of Rule 144 are complied with; and


         (c) any sale of the Shares may be made by the Vendors only in limited amounts in accordance with such terms and conditions.


                  The Vendors finally acknowledge and understand that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Vendors agrees that the Vendors shall in no event make any disposition of all or any portion of the Shares which the Vendors are acquiring hereunder unless and until:


         (a) there is then in effect a "REGISTRATION STATEMENT" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or


         (b) (i) the Vendors shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Vendors shall have furnished the Company with an opinion of the Vendors' own counsel to the effect that such disposition will not require registration of any such Shares under the Securities Act and (iii) such opinion of the Vendors' counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Vendors of such concurrence.


2.5 OTHER SECURITIES. If and to the extent that any Vendor has any absolute, contingent, optional, pre-emptive or other right to acquire any securities in the capital of the Company, it is hereby acknowledged and agreed by any such Vendor that such Vendor shall be conclusively deemed, as and from the Closing, to have transferred the same to the Purchaser to the fullest extent permitted by law, and to otherwise hold the same in trust for and at the discretion of the Purchaser.


2.6 STANDSTILL PROVISIONS. In consideration of the Parties' within agreement to purchase and sell the Purchased Shares and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertake for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date (as hereinafter determined) or the termination of this Agreement approach or consider any other potential purchasers, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Purchased Shares or the assets or the respective business interests of the Company or the Purchaser, as the case may, or, for that matter, disclose any of the terms of this Agreement,


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - without the Parties' prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by either of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.


                                    ARTICLE 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                     BY EACH OF THE VENDORS AND THE COMPANY


3.1 GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS BY EACH OF THE VENDORS AND THE COMPANY. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:


         (a) if a corporation, it is duly incorporated under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;


         (b) it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;


         (c) it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;


         (e) there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;


         (f) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;


         (g) no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;


         (h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:


                  (i) if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;


                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;


                  (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;


                  (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                           and the ownership or leasing of its respective business assets; or


                  (v) constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and


         (i) neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement.


3.2 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDORS RESPECTING THE PURCHASED SHARES AND THE SHARES. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors, after having made due inquiry:


         (a) save and except as set forth in Schedule "A": which is attached hereto, the Vendors have good and marketable title to and are the legal and beneficial owner of all of the Purchased Shares, and the Purchased Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;


         (b) the Vendors have the power and capacity to own and dispose of the Purchased Shares, and the Purchased Shares are not subject to any voting or similar arrangement;


         (c) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of any Vendor to transfer any of the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board,


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Purchased Shares. In addition, the Vendors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;


         (d) save and except as set forth in Schedule "A": which is attached hereto, no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;


         (e) the Vendors acknowledge that the Shares will be issued, and reserved for issuance where applicable, under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and all applicable securities laws, and that, as a result, the Vendors may be restricted from using most of the remedies that would otherwise be available to the Vendors, the Vendors will not receive information that would otherwise be required to be provided to the Vendors and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;


         (f) the Vendors realize that the sale of the Purchased Shares in exchange for the Shares will be a highly speculative investment and that the each Vendor is able, without impairing that Vendor's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Vendor's investment. The Vendors have such knowledge and experience in financial and business matters that the Vendors are capable of evaluating the merits and risks of the prospective investment;


         (g) the Vendors have not received, nor have any of the Vendors requested or do any of the Vendors require to receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendors in entering into this Agreement and in consummating the transactions contemplated herein;


         (h) if the Vendor is a "U.S. PERSON", as that term is defined in Regulation S, then the Vendor certifies that:


                  (i) the Vendor qualifies as an "accredited investor" as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act, as amended;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (ii) the Vendor is receiving the Shares solely for the Vendor's own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act;


                  (iii) the entire legal and beneficial interest in the Shares the Vendor is receiving is being acquired for, and will be held for the account of, the Vendor only and neither in whole nor in part for any other person;


                  (iv) the Vendor understands that: (A) neither the sale of the Shares which the Vendor is receiving nor the Shares themselves have been registered under the Securities Act or any state securities laws, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (B) the share certificate representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer:


                           "The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions."; and


                  and each such U.S. Person Vendor will complete and provide the Purchaser and the Company with an executed copy of the attached form of "Accredited Investor Certificate"; contemporaneously with such Vendor's execution of this Agreement;


         (i) if the Vendor is not a U.S. Person, as defined in Regulation S, then the Vendor certifies that:


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (i) the Vendor is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act, which definition includes, but is not limited to, any natural person resident in the United States, any corporation or partnership incorporated or organized under the laws of the United States or any estate or trust of which any executor, administrator or trustee is a U.S. Person);


                  (ii) the Vendor is not acquiring any of the Shares for the account or benefit of any U.S. Person or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction set out in the name and address of the Vendor as stated in Schedule "A": which is attached hereto;


                  (iii) the Vendor was not offered any Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement by the Vendor;


                  (iv)     the Vendor  understands that the Shares have not been
                           registered   under   the   Securities   Act  and  any
                           applicable securities laws;


                  (v) the Vendor agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to a registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act; and


                  (vi)     the   Vendor   understands   that   any   certificate
                           representing the Shares will bear a legend setting forth the foregoing restrictions; and


                  and each such non-U.S. Person Vendor will complete and provide the Purchaser and the Company with an executed copy of the attached form of "Regulation S Certificate"; contemporaneously with such Vendor's execution of this Agreement; and


         (j) the Vendors are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

3.3 REPRESENTATIONS, WARRANTIES AND COVENANTS BY EACH OF THE VENDORS AND THE COMPANY RESPECTING THE COMPANY AND THE COMPANY'S PROPERTY. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors and the Company hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:


         (a) the Company owns and possesses and has good and marketable title to and possession of all of the Company's Business interests and the Company's Assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever; save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "B": which is attached hereto and which forms a material part hereof;


         (b) the Company's Business interests at the Closing Date (as hereinafter determined) will be comprised of a one hundred percent (100%) registered and beneficial working interest in and to all of the Company's Assets and the Company's Property at that time which, subject to the following, shall be free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than that disclosed in the financial statements and in the Operator's responsibilities in maintaining the Company's Property interests being set forth in the terms and conditions of a certain "DRILLING AND OPERATING AGREEMENT" which will be entered at or subsequent to the Closing Date between the Purchaser, Operator and third parties as applicable,


         (c) as at the Closing Date (as hereinafter determined) the Company will be the registered and/or beneficial owner of an undivided one hundred percent (100%) interest in and to the Company's Property interests free and clear of all liens, charges and claims of others, other than that disclosed in the financial statements and the Company and the Operator have and will have free and unimpeded right of access to the Company's Property and have and will have use of the Company's Property's surface for the herein purposes;


         (d) as at the Closing Date (as hereinafter determined) the Company will hold the right to explore and develop the Company's Property interests;


         (e) the mineral interests comprising the Company's Property have been duly and validly located and recorded in a good and minerlike manner pursuant to the laws of the jurisdiction(s) in which the Company's Property interests exist;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (f)      there is no  adverse  claim  or  challenge  against  or to the ownership of or title to any of the mineral interests comprising the Company's Property interests or which may impede their development, nor to the best of the knowledge, information and belief of the Company, after having made due inquiry, is there any basis for any potential claim or challenge, save and except for any and all potential national land claims which may exist from time to time in connection with the Company's Property interests, and there are no outstanding agreements or options to acquire or purchase the Company's Property interests or any portion thereof and, to the best of the knowledge, information and belief of the Company, after having made due inquiry, no persons have any royalty, net profits or other interests whatsoever in production from any of the Company's Property interests save and except for those relating to the normal course of business as contemplated herein;


         (g) the Company or its Operator holds all licenses and permits required for the conduct in the ordinary course of the operations of the Company's Business and for the uses to which the Company's Assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and to the Company's Business and the Company's Assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;


         (h) the presently authorized and issued share capital of the Company is as described in Schedule "A": which is attached hereto and which forms a material part hereof, and there are, other than the present incentive stock options, convertible equity instruments and share purchase warrants to acquire certain common shares in and to the Company (collectively, the "SECURITIES") which are listed in Schedule "A":, at present no other shares in the capital of the Company issued or allotted or agreed to be issued or allotted to any person. In addition, at Closing the issued share capital of the Company, together with the names and the number, class and kind of shares of the Company held by the Vendors, will be as set out in Schedule "A";


         (i) the Purchased Shares are validly issued and outstanding and fully paid and non-assessable in the capital of the Company and, save and except as set forth in Schedule "A": which is attached hereto, the Purchased Shares are free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (j) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of any of the Vendors or the Company), pending or threatened, which may affect, without limitation, the rights of any of the Vendors to transfer the Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the Purchased Shares. In addition, the Vendors and the Company are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;


         (k) from November 1, 2003 up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) redeem or acquire any shares in its share capital;


                  (ii)     declare or pay any dividend;


                  (iii) make any reduction in or otherwise make any payment on account of its paid-up capital; or


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (iv)     effect    any    subdivision,     consolidation    or
                           reclassification of its share capital;


         (l) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) acquire or have the use of any property from a person, corporation or entity with whom it was not dealing with at arm's length; or


                  (ii) dispose of anything to a person, corporation or entity with whom it was not dealing with at arm's length for proceeds less than the fair market value thereof;


         (m) from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:


                  (i) other than as set forth in Schedule "A": which is attached hereto, to require it to issue any further or other shares in its share capital, or any other security convertible or exchangeable into shares in its share capital, or to convert or exchange any securities into or for shares in its share capital;


                  (ii) for the issue and allotment of any of the authorized but unissued shares in its share capital;


                  (iii) to require it to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its share capital; or


                  (iv) to purchase or otherwise acquire any shares in its share capital;


         (n) save and except for those matters which are listed in Schedule "B": which is attached hereto and in particular, however, without limitation, except for liabilities which are disclosed, reflected or adequately provided for in the Company's financial statements (collectively, the "COMPANY'S FINANCIAL STATEMENTS") under generally accepted accounting principles; a copy of which Company's Financial Statements being attached hereto as Schedule "B": and forming a material


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  part hereof; there are no other material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement other than:


                  (i)      liabilities   disclosed   or   referred  to  in  this
                           Agreement; and


                  (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the Company's Business, operations, affairs or financial conditions of the Company;


         (o) no dividend or other distribution by the Company has been made, declared or authorized since its incorporation, and from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Company has not committed to making and until the Closing Date will not make or commit itself, without the written consent of the Purchaser, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;


         (p) save and except as set forth in Schedule "B": which is attached hereto, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Company, after having made due inquiry, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;


         (q) the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;


         (r) the Company is not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Company's employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Company, after having made due inquiry, the Company is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;


         (s) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company or any of its directors, officers or employees;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (t) the Company has not experienced, nor are the Vendors and the Company aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Company's Business, the Company's Assets or on the results of the Company's operations;


         (u) the Company holds or have applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with its operations;


         (v) from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) there has been prepared and will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Company has, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to and including the Closing Date, with respect to the operations of the Company, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;


         (w) the Company has been assessed for all federal, state and municipal income tax for all years to and including its most recent taxation year, and from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Company will have paid in full or accrued in accounts all amounts (including, but not limited to, sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all federal, state and municipal taxation authorities up to and including the Closing Date;


         (x) save and except as set forth in Schedule "B": which is attached hereto, there is not now, and there will not be by the Closing Date (as hereinafter determined), any proceeding, claim or, to the best of the knowledge, information and belief of the Vendors and the Company, after having made due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Company, and the Vendors and the Company are not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Company;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (y) the Company is not, nor until or at the Closing Date (as hereinafter determined) will it be, in breach of any provision or condition of, nor has it done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any Court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;


         (aa) adequate provision has been made and will be made for taxes payable by the Company for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Vendors and the Company, after having made due inquiry, there are no contingent tax liabilities of the Company or any grounds which would prompt a re-assessment of the Company and including, without limitation, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Company;


         (ab) all amounts required to be withheld for taxes by the Company from payments made to any present or former shareholder, officer, director, non-resident creditor, employee, associate or consultant has been withheld and paid on a timely basis to the property governmental body pursuant to applicable legislation;


         (ac) the Company has not filed with the Minister of National Revenue any agreement or form pursuant to subsection "125(3)" of the Income Tax Act for its current taxation year and the Company has never carried on business as a member of a partnership;


         (ad)     Schedule  "C":  which is  attached  hereto  and which  forms a
                  material  part  hereof   contains  an  accurate  and  complete
                  description of all of the Company's Property interests;

         (ae) the Company has good and marketable title to all of its Company's Property interests, Intellectual Property, Company's Business, Company's Assets, properties, interests in properties, real and personal, including those reflected in the Company's Financial Statements or which have been acquired since the date of the latest Company's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Company's properties or the Company's Assets is in the possession of or under the control of any other person;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (af) the Company has no equipment, other than the personal property or fixtures in the possession or custody of the Company which, as of the date hereof, is leased or is held under license or similar arrangement;


         (ag) except for the real property leases, the Company is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "I" which is attached hereto and which forms a material part hereof;


         (ah) as to the contracts listed in Schedule "I" which is attached hereto:


                  (i) each such contract is in full force and effect and unamended;


                  (ii) no material default exists in respect thereof on the part of either the Company or any other party thereto;


                  (iii) each such contract does not involve a Vendor or any non-arm's length party except where described; and


                  (iv) none of the Vendors is aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;


         (ai) the Company has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "I" which is attached hereto;


         (aj) Schedule "E": which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Company has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "E": also includes a list of all non-bank account numbers, codes and business numbers used by the Company for the purposes of remitting tax, dues, assessments and other fees;


         (ak) the Company maintains, and has maintained, insurance in force against loss on the Company's Assets, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its properties and the Company's Assets, and has complied fully with all requirements of such insurance, including the prompt


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  giving  of  any  notice  of  any  claim  or   possible   claim
                  thereunder, and all such insurance has been and is with insurers which the Company believes to be responsible;


         (al) the Company utilizes no product warranties, guarantees or product return policies;


         (am) the most recently completed and consolidated management-prepared Company's Financial Statements as at November 17, 2003 are true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Company's Financial Statements being attached hereto as Schedule "B":;


         (an) the Company's Financial Statements and the books and records of the Company are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the Company's Business, property, the Company's Assets and the financial position of the Company as at the date of the Company's Financial Statements and any such books and records and the results of the operations for the period then ended, and there have been no adverse changes in the Company's Business or affairs of the Company since the date of the Company's Financial Statements and any such books and records;


         (ao)     since November 17, 2003:


                  (i) there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other change in circumstances materially affecting the Company's Business or properties or the Company's right or capacity to carry on business;


                  (ii) the Company has not waived or surrendered any right of material value;


                  (iii) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (iv) the Company's Business has been carried on in the ordinary course;


         (ap) save and except for those matters which are listed in Schedule "B": which is attached hereto, there are no liabilities, contingent or otherwise, of the Company not disclosed or reflected in the Company's Financial Statements, except those incurred in the ordinary course of business of the Company since November 17, 2003;


         (aq) save and except for any outstanding advances, salaries, wages and/or employment-related expenses which are set forth in the Company's Financial Statements, the Company is not indebted to any Vendor or to any affiliate or associate of the Company or of any Vendor;


         (ar)     save  and  except  as set  forth  in the  Company's  Financial
                  Statements, no payments of any kind have been made or authorized by or on behalf of the Company to or on behalf of any of the Vendors or to or on behalf of any directors, officers, shareholders or employees of the Company or under any management agreements with the Company other than in the ordinary course of business;


         (as) except as otherwise provided for herein, the Vendors and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;


         (at) the Company does not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than 12 month's notice;


         (au) save and except as set forth in the Company's Financial Statements, neither the Vendors, nor any directors, officers or employees of the Company, are now indebted or under obligation to the Company on any account whatsoever other than in the ordinary course of business;


         (av) all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (aw) the Vendors and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;


         (ax) the present directors and officers of the Company are as follows:


                        Name                                      Position

                  Douglas Humphreys                           Managing Director


         (ay) the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;


         (az) the Company has not committed to making and until the Closing Date (as hereinafter determined) will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;


                  (ii)     other   than   the   payment   of   ordinary   course
                           obligations, make any single operating or capital expenditures in excess of U.S. $50,000.00; or


                  (iii)    waive or surrender any right of material value;


         (ba) until the Closing Date (as hereinafter determined) the Company will:


                  (i)      maintain  its  Company's  Business  and  assets  in a
                           manner   consistent   with  and  in  compliance  with
                           applicable law; and


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of its business;


         (bb) the Company has not committed to making and until the Closing Date (as hereinafter determined) will not make or commit itself, without the written consent of the Purchaser, to:


                  (i) declare or pay any dividend, or make any distribution of its properties or assets to its shareholders, or purchase or retire any of its shares;


                  (ii) sell all or any part of its Company's Business or assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or


                  (iii)    merge,  amalgamate  or  consolidate  into or with any
                           entity,   or   enter   into   any   other   corporate
                           reorganization;


                  provided, however, that the provisions hereof shall not preclude the Company, pending the Closing (as hereinafter determined) or the termination of this Agreement, whichever shall first occur, from carrying on its business in the normal course thereof;


         (bc) the Company will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                           business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and


                  (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations;


         (bd) the Vendors and the Company will give to the Purchaser, within at least five business days prior to the Closing Date (as hereinafter determined), by written notice, particulars of:


                  (i) each occurrence within the Vendors' and the Company's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Vendors' or the Company's respective representations or warranties contained herein; and


                  (ii) each occurrence or omission within the Vendors' and the Company's knowledge after the Execution Date that constitutes a breach of any of the Vendors' or the Company's respective covenants contained in this Agreement;


         (be) each of the attached Schedules contains all material information for each particular Schedule listed therein and there are no omissions of material information by the Company;


         (bf) neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and


         (bg) it is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.


3.4 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY EACH OF THE VENDORS AND THE COMPANY. The representations, warranties and covenants by each of the Vendors and the Company contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter determined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by the Purchaser or by the Purchaser's professional advisors prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties and covenants of each of the Vendors and the Company contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of three calendar years from the Closing Date; provided, however, that the Vendors and the Company shall not be responsible for the breach of any representation, warranty or covenant of either of the Vendors or the Company contained herein caused by any act or omission of the Purchaser prior to the Execution Date hereof of which the Vendors and the Company were unaware or as a result of any action taken by the Purchaser after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendors and/or the Company, as the case may be, will, in accordance with the provisions of Article "16" hereinbelow, pay the amount of such loss or damage to the Purchaser within 30 calendar days of receiving notice of judgment therefore; provided that the Purchaser will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.


                                    ARTICLE 4
           WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER


4.1 WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER. In order to induce the Vendors and the Company to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:


         (a) the Purchaser is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;


         (b) the Purchaser's subsidiaries, if any, are corporations duly incorporated under the laws of their respective jurisdictions of incorporation, are validly existing and are in good standing with respect to all statutory filings required by the applicable corporate laws with the exception of subisidiary interests no longer of value to the Purchaser including International Gold Corporation, a Nevada corporation;


         (c) the Purchaser and each of the Purchaser's subsidiaries, if any, have the requisite power, authority and capacity to own and use all of their respective business assets and to carry on their respective businesses as presently conducted by them;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (d) the Purchaser is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement, and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;


         (e)      the  execution   and  delivery  of  this   Agreement  and  the
                  agreements contemplated hereby has been duly authorized by all necessary corporate action on its part;


         (f) there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;


         (g) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;


         (h) no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser;


         (i) the Purchaser and each of the Purchaser's subsidiaries, if any, own and possess and have good and marketable title to and possession of all of their respective business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, save and except for those actual or threatened liens, charges, encumbrances, demands, limitations and restrictions which are listed in Schedule "F": which is attached hereto and which forms a material part hereof;


         (j) the Purchaser and each of the Purchaser's subsidiaries, if any, hold all licenses and permits required for the conduct in the ordinary course of the operations of their businesses and for the uses to which their respective business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, to any of the Purchaser's subsidiaries, if any, and their respective businesses and assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (k) the authorized capital of the Purchaser consists of 200,000,000 common shares without par value of which, according to the records of the Purchaser, an aggregate of 521,184 common shares of the Purchaser will be issued and outstanding as fully paid and non-assessable as at the Closing Date (as hereinafter determined), and there are at present no other shares in the capital of the Purchaser issued or allotted or agreed to be issued or allotted to any person, save and except for certain shares of the Purchaser which have been allotted and reserved for issuance by the Purchaser pursuant to the terms of certain outstanding stock options which have been approved by the directors of the Purchaser; the details of which allotted and reserved shares of the Purchaser being set forth in Schedule "F": which is attached hereto;


         (l) all of the issued and outstanding shares of the Purchaser are listed and posted for trading on each of the NASD Over-the-Counter Bulletin Board (the "OTCBB"), and the Purchaser is not in material default of any of its listing requirements of the OTCBB, or policies of the United States Securities and Exchange Commission (the "COMMISSION");


         (m) all registration statements, reports and proxy statements filed by the Purchaser with the Commission, and all registration statements, reports and proxy statements required to be filed by the Purchaser with the Commission, have been filed by the Purchaser under the United States SECURITIES ACT of 1934 (the "1934 ACT"), were filed in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;


         (n) the Purchaser will allot and issue the Shares on the Closing Date in accordance with sections "2.2" and "2.3" hereinabove as fully paid and non-assessable in the capital of the Purchaser, free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation;


         (o) from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to:


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (i) redeem or acquire any shares in their respective share capitals;


                  (ii)     declare or pay any dividend;


                  (iii) make any reduction in or otherwise make any payment on account of their respective paid-up capitals; or


                  (iv)     effect    any    subdivision,     consolidation    or
                           reclassification of any of their respective share capitals;


         (p) from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to:


                  (i) acquire or have the use of any property from a person, corporation or entity with whom they were not dealing with at arm's length; or


                  (ii) dispose of anything to a person, corporation or entity with whom they were not dealing with at arm's length for proceeds less than the fair market value thereof;


         (q) save and except as set forth in Schedule "F": which is attached hereto, from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:


                  (i) to require them to issue any further or other shares in their respective share capitals, or any other security convertible or exchangeable into shares in their respective share capitals, or to convert or exchange any securities into or for shares in their respective share capitals;


                  (ii)     for the issue and allotment of any of the  authorized
                           but  unissued  shares  in  their   respective   share
                           capitals;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (iii) to require them to purchase, redeem or otherwise acquire any of the issued and outstanding shares in their respective share capitals; or


                  (iv) to purchase or otherwise acquire any shares in their respective share capitals;


         (r) the Purchaser is not aware of any court order which restricts or prevents the issuance by the Purchaser of any shares from treasury;


         (s) save and except for those matters which are listed in Schedule "F": which is attached hereto, there are no material liabilities, contingent or otherwise, existing on the Execution Date hereof in respect of which the Purchaser or any of the Purchaser's subsidiaries, if any, may be liable on or after the completion of the transactions contemplated by this Agreement other than:


                  (i) liabilities disclosed or referred to in this Agreement; and


                  (ii) liabilities incurred in the ordinary course of business, none of which are materially adverse to the respective businesses, operations, affairs or financial conditions of the Purchaser or of any of the Purchaser's subsidiaries, if any;


         (t) no dividend or other distribution by the Purchaser or any of the Purchaser's subsidiaries, if any, has been made, declared or authorized since their respective incorporations, and from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date will not make or commit themselves, without the written consent of the Company, to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of their respective businesses;


         (u) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser or any of the Purchaser's subsidiaries, if any, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (v) the Purchaser and each of the Purchaser's subsidiaries, if any, are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them;


         (w) the Purchaser and each of the Purchaser's subsidiaries, if any, are not a party to any collective agreement with any labour union or other association of employees, and there is no pending application for certification of any of the Purchaser's or any of the Purchaser's subsidiaries' employees as a collective bargaining unit. In addition, and to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, the Purchaser and each of the Purchaser's subsidiaries, if any, is not presently a party to any complaint, grievance, arbitration or other labour matter referred to any board or labour authority;


         (x) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Purchaser, any of the Purchaser's subsidiaries, if any, or any of their respective directors, officers or employees;


         (y) the Purchaser and each of the Purchaser's subsidiaries, if any, have not experienced, nor is the Purchaser aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Purchaser's or any of the Purchaser's subsidiaries', if any, respective businesses or on the results of their respective operations;


         (z) the Purchaser and each of the Purchaser's subsidiaries, if any, hold or have applied for all permits, licenses, consents and authorities issuable by any federal, state, regional or municipal government or agency thereof which are necessary or desirable in connection with their respective operations;


         (aa) from November 1, 2003 to and up to and including the Closing Date (as hereinafter determined) there has been and there will be prepared and filed on a timely basis all federal and state income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Purchaser had, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to the Closing Date, with respect to the operations of the Purchaser and each of the Purchaser's subsidiaries, if any, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (ab) the Purchaser and each of the Purchaser's subsidiaries, if any, have been assessed for all federal, state and municipal income tax for all years to and including their most recent respective taxation years, and at the Closing Date (as hereinafter determined) the Purchaser and each of the Purchaser's subsidiaries, if any, will have paid in full or accrued in accounts all amounts (including but not limited to sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all federal, state and municipal taxation authorities up to the Closing Date;


         (ac) there is not now, and there will not be by the Closing Date (as hereinafter determined), any proceeding, claim or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, any investigation by any federal, state or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Purchaser or any of the Purchaser's subsidiaries, if any, and the Purchaser is not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any federal, state or municipal taxation authority as against the Purchaser or any of the Purchaser's subsidiaries, if any;


         (ad) the Purchaser and each of the Purchaser's subsidiaries, if any, are not in breach of any provision or condition of, nor have they done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which either of them is a party, by which either of them is bound or from which either of them derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which either of them is subject, or any statute or regulation applicable to either of them, to an extent that, in the aggregate, has a material adverse affect on either of them;


         (ae) adequate provision has been made and will be made for taxes payable by the Purchaser and each of the Purchaser's subsidiaries, if any, for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry, there are no contingent tax liabilities of the Purchaser or of any of the Purchaser's subsidiaries, if any, or any grounds which would prompt a re-assessment of the Purchaser or any of the Purchaser's subsidiaries, if any, and including, without limiting the generality of the foregoing, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Purchaser or by any of the Purchaser's subsidiaries, if any;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (af) the most recently completed audited and unaudited consolidated financial statements of the Purchaser as at December 31, 2002 and September 30, 2003, respectively (collectively, the "PURCHASER'S FINANCIAL STATEMENTS"), are true and correct in every respect and presently fairly the financial position of the Purchaser as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles on a basis consistently applied; a copy of said Purchaser's Financial Statements being attached hereto as Schedule "F": and forming a material part hereof;


         (ag) the Purchaser's Financial Statements and the books and records of the Purchaser and each of the Purchaser's subsidiaries, if any, are true and correct in every material respect, were prepared in accordance with generally accepted accounting principles and fairly reflect the respective businesses, property, assets and financial positions of the Purchaser and each of the Purchaser's subsidiaries, if any, as at the date of the Purchaser's Financial Statements and any such books and records and the results of their respective operations for the periods then ended, and there have been no adverse changes in the respective businesses or affairs of the Purchaser and each of the Purchaser's subsidiaries since the date of the Purchaser's Financial Statements and any such books and records;


         (ah) the Purchaser has good and marketable title to all of its assets, properties and interests in properties, real and personal, including those reflected in the Purchaser's Financial Statements or which have been acquired since the date of the latest Purchaser's Financial Statements (except for those which have been transferred, sold or otherwise disposed of in the ordinary or normal course of business), free and clear of all encumbrances, and none of the Purchaser's assets or properties is in the possession of or under the control of any other person;


         (ai) the Purchaser has no equipment, other than the personal property or fixtures in the possession or custody of the Purchaser which, as of the date hereof, is leased or is held under license or similar arrangement;


         (aj) except for the real property leases and the contracts of employment which are set forth in Schedule "G": which is attached hereto and which forms a material part hereof, the Purchaser is not party to or bound by any other material contract, whether oral or written, other than the contracts and agreements as set forth in Schedule "G":;


         (ak) as to the contracts listed in Schedule "G": which is attached hereto:


                  (i) each such contract is in full force and effect and unamended;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (ii) no material default exists in respect thereof on the part of either the Purchaser or any other party thereto;


                  (iii) each such contract does not involve any non-arm's length party except where described; and


                  (iv) the Purchaser is not aware of any intention on the part of any other party thereto to terminate or materially alter any such contract;


         (al) the Purchaser has no consulting or employment agreements, whether written or otherwise, except for those which are set forth in Schedule "G": which is attached hereto;


         (am) Schedule "H": which is attached hereto and which forms a material part hereof is a true and complete list showing the name of each bank, trust company or similar institution in which the Purchaser has accounts or safety deposit boxes, the identification numbers of each such account or safe deposit box, the names of all persons authorized to draw therefrom or to have access thereto and the number of signatories required on each account. In addition, Schedule "H": also includes a list of all non-bank account numbers, codes and business numbers used by the Purchaser for the purposes of remitting tax, dues, assessments and other fees;


         (an) the Purchaser maintains, and has maintained, insurance in force against loss on the Purchaser's assets and properties, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its assets and properties, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Purchaser believes to be responsible;


         (ao) the Purchaser utilizes no product warranties, guarantees or product return policies;


         (ap)     since November 17, 2003:


                  (i) there has not been any material adverse change in the financial position or condition of the Purchaser, or of any of the Purchaser's subsidiaries, if any, or any damage, loss or other change in circumstances


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                           materially  affecting  the  respective  businesses or
                           properties of the Purchaser and each of the Purchaser's subsidiaries, if any, or their right or capacity to carry on business;


                  (ii)     the   Purchaser   and   each   of   the   Purchaser's
                           subsidiaries, if any, have not waived or surrendered any right of material value;


                  (iii) the Purchaser and each of the Purchaser's subsidiaries, if any, have not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business; and


                  (iv) the respective businesses of the Purchaser and each of the Purchaser's subsidiaries, if any, have been carried on in the ordinary course;


         (aq) save and except for those matters which are listed in Schedule "F": which is attached hereto, there are no liabilities, contingent or otherwise, of the Purchaser or of any of the Purchaser's subsidiaries, if any, not disclosed or reflected in the Purchaser's Financial Statements, except those incurred in the ordinary course of business of the Purchaser and each of the Purchaser's subsidiaries, if any, since November 17, 2003;


         (ar) no payments of any kind have been made or authorized by or on behalf of the Purchaser or any of the Purchaser's subsidiaries, if any, to or on behalf of directors, officers, shareholders or employees of the Purchaser or any of the Purchaser's subsidiaries, if any, or under any management agreements with the Purchaser or any of the Purchaser's subsidiaries, if any, other than in the ordinary course of business;


         (as) save and except for the proposed issuance of common shares of the Company as a finder's fee in conjunction with the successful completion of the within Reverse Takeover, and except for any finder's fees or commissions which may be payable or issuable by the Purchaser in conjunction with the completion of its proposed Private Placement (as hereinafter determined) as set forth hereinbelow, the Purchaser and each of the Purchaser's subsidiaries, if any, have not retained, employed or introduced any other broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;


         (at) the Purchaser and each of the Purchaser's subsidiaries, if any, do not have any contracts, agreements, undertakings or arrangements, whether oral, written or implied, with employees, lessees, licensees, managers, accountants,


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  suppliers, agents, distributors, directors, officers, lawyers or others which cannot be terminated, without penalty, on no more than three month's notice;


         (au) none of directors, officers or employees of the Purchaser or any of the Purchaser's subsidiaries, if any, are now indebted or under obligation to the Purchaser or to any of the Purchaser's subsidiaries, if any, on any account whatsoever, other than in the ordinary course of business;


         (av) all material transactions of the Purchaser and each of the Purchaser's subsidiaries, if any, and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with their respective books and records;


         (aw) the present (and presently proposed at Closing (as hereinafter determined)) directors and officers of the Purchaser are and will be as follows:


                      Name                             Position

                  Grant Atkins          President, Secretary, and sole director;
                  Vaughn Barbon         Chief Financial Officer


         (ax) the Purchaser and each of the Purchaser's subsidiaries, if any, have good and marketable title to all of their respective properties, if any, and assets, and such properties, if any, and assets are not subject to any mortgage, pledge, deed of trust, lien, conditional sale agreement, encumbrance or charge;


         (ay) the Purchaser and each of the Purchaser's subsidiaries, if any, will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser and the Purchaser's subsidiaries, if any, which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser or any of the Purchaser's subsidiaries, if any, may be subject;


         (az) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date (as hereinafter determined) will not make or commit themselves, without the written consent of the Company, to:


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (i) guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation;


                  (ii)     other   than   the   payment   of   ordinary   course
                           obligations,    make   any   operating   or   capital
                           expenditures in excess of U.S. $10,000.00; or


                  (iii)    waive or surrender any right of material value;


         (ba)     until  the  Closing  Date  (as  hereinafter   determined)  the
                  Purchaser and each of the Purchaser's subsidiaries, if any, will:


                  (i)      maintain   their   respective   assets  in  a  manner
                           consistent with and in compliance with applicable law; and


                  (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of their respective businesses;


         (bb) the Purchaser and each of the Purchaser's subsidiaries, if any, have not committed to making and until the Closing Date (as hereinafter determined) will not make or commit themselves, without the written consent of the Company, to:


                  (i) declare or pay any dividend, or make any distribution of their respective properties or assets to their respective shareholders, or purchase or retire any of their respective shares;


                  (ii) sell all or any part of their respective assets or agree to do or perform any act or enter into any transaction or negotiation which could reasonably be expected to interfere with this Agreement or which would render inaccurate any of the representations, warranties and covenants set forth in this Agreement; or


                  (iii)    merge,  amalgamate  or  consolidate  into or with any
                           entity,   or   enter   into   any   other   corporate
                           reorganization;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  provided, however, that the provisions hereof shall not preclude the Purchaser and each of the Purchaser's subsidiaries, if any, pending the Closing (as hereinafter determined) or the termination of this Agreement, whichever shall first occur, from carrying on their respective businesses in the normal course thereof;


         (bc) the Purchaser will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the respective solicitors, auditors and representatives of the Company, at such location as is appropriate, all of the Purchaser's and each of the Purchaser's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company; provided such persons do not unduly interfere in the respective operations of the Purchaser or any of the Purchaser's subsidiaries, if any;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Company, and only if such persons do not unduly interfere in the respective operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to attend at all of their respective places of business and operations to observe the conduct of their respective businesses and operations, inspect their respective properties and assets and make physical counts of their respective inventories, shipments and deliveries; and


                  (iii) require the Purchaser's and each of the Purchaser's subsidiaries', if any, respective management personnel to respond to all reasonable inquiries concerning the Purchaser's and each of the Purchaser's subsidiaries', if any, respective business assets or the conduct of their respective businesses relating to their respective liabilities and obligations;


         (bd) the Purchaser will give to the Company, within at least five business days prior to the Closing Date (as hereinafter determined), by written notice, particulars of:


                  (i) each occurrence within the Purchaser's knowledge after the Execution Date of this Agreement that, if it had occurred before the Execution Date, would have been contrary to any of the Purchaser's representations or warranties contained herein; and


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (ii) each occurrence or omission within the Purchaser's knowledge after the Execution Date that constitutes a breach of any of the Purchaser's covenants contained in this Agreement;


         (be) the shares in the capital of the Purchaser are not subject to or affected by any actual or, to the knowledge of the Purchaser, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, Court, administrative agency or other tribunal;


         (bf) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:


                  (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Purchaser or of any of the Purchaser's subsidiaries, if any;


                  (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which the Purchaser or any of the Purchaser's subsidiaries, if any, is subject, or constitute or result in a default under any agreement, contract or commitment to which either the Purchaser or any of the Purchaser's subsidiaries, if any, is a party;


                  (iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which either the Purchaser or any of the Purchaser's subsidiaries, if any, is a party;


                  (iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Purchaser which is necessary or desirable in connection with the conduct and operations of their respective businesses and the ownership or leasing of their respective business assets; or


                  (v) constitute a default by the Purchaser or any of the Purchaser's subsidiaries, if any, or any event which, with the giving of notice or lapse of time or both,


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                           might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Purchaser or of any of the Purchaser's subsidiaries, if any, which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument;


         (bg) the Purchaser will appoint the directors of the Company as directors of the Purchaser, together with the appointment of up to one nominee of the Company as director, at Closing (as hereinafter determined); such appointee or nominee to be determined prior to Closing, and in the Company's sole and absolute discretion;


         (bh) the Purchaser's present accounts payable, which are estimated at approximately U.S. $25,000 as at November 17, 2003, will not, except for the costs incurred by the Purchaser in completing the within Reverse Takeover, increase by more than ten percent (10%) by the Closing Date (as hereinafter determined), and the Purchaser may make payments to decrease the accounts payable before the Closing Date;




         (bi) the Purchaser will have acquired the necessary approval of its shareholders, if required, to change the name of the Purchaser to "Lexington Resources, Inc.", or to such other name as the Company's Board of Directors may determine at Closing (as hereinafter determined); and at Closing the Purchaser shall be in the process of preparing or filing the necessary documentation with all Regulatory Authorities to effect the same and which shall include, without limitation, obtaining a new trading symbol and CUSIP number for the resulting Purchaser;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (bj) neither this Agreement nor any other document, certificate or statement furnished to any of the Vendors or the Company by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and


         (bk) it is not aware of any fact or circumstance which has not been disclosed to the Vendors and the Company which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Vendors and the Company to enter into this Agreement.


4.2 CONTINUITY OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PURCHASER. The representations, warranties and covenants of the Purchaser contained in this Article, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the Closing Date (as hereinafter determined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Vendors or the Company, or by the Vendors' or the Company's respective professional advisors prior to the Closing Date, or the waiver of any condition by either of the Vendors or the Company, the representations, warranties and covenants of the Purchaser contained in this Article shall survive the Closing Date and shall continue in full force and effect for a period of three calendar years from the Closing Date; provided, however, that the Purchaser shall not be responsible for the breach of any representation, warranty or covenant of the Purchaser contained herein caused by any act or omission of either of the Vendors or the Company prior to the Execution Date hereof of which the Purchaser was unaware or as a result of any action taken by either of the Vendors or the Company after the Execution Date. In the event that any of the said representations, warranties or covenants are found by a Court of competent jurisdiction to be incorrect and such incorrectness results in any loss or damage sustained directly or indirectly by either of the Vendors and/or the Company, then the Purchaser will, in accordance with the provisions of Article "14" hereinbelow, pay the amount of such loss or damage to either of the Vendors and/or the Company, as the case may be, within 30 calendar days of receiving notice of judgment therefore; provided that the Vendors and the Company will not be entitled to make any claim unless the loss or damage suffered may exceed the amount of U.S. $1,000.00.



                                    ARTICLE 5
                         CONDITIONS PRECEDENT TO CLOSING


5.1 PARTIES' CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE. All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than 10 calendar days prior to the Closing Date:


         (a) the specific ratification of the terms and conditions of this Agreement by the Board of Directors of each of the Purchaser and the Company within five business days of the due and completion execution of this Agreement by each of the Parties hereto (collectively, the "RATIFICATION");


         (b) the completion by each of the Purchaser and the Company of an initial due diligence and operations review of the other Party's respective businesses and operations within 10 calendar days of the prior satisfaction of the Ratification (collectively, the "INITIAL DUE DILIGENCE");


         (c) the receipt of all necessary approvals to the terms and conditions of and the transactions contemplated by this Agreement;


         (d) shareholders of the Purchaser passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Purchaser sending all required notice to the Purchaser's shareholders in connection therewith, or, in the alternative and if allowable in accordance with applicable corporate and securities laws, shareholders of the Purchaser holding over fifty percent (50%) of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions; and


         (e) the directors of the Purchaser and/or the shareholders of the Purchaser, if required, approving of the within issuance by the Purchaser to the order and direction of the Vendors of all of the referenced Shares in accordance with sections "2.2" and "2.3" hereinabove and, in addition, the directors and/or shareholders of the Purchaser, if required, having also approved and received any required notice of:


                  (i) the change of name of the Purchaser to "Lexington Resources, Inc.", or to such other name as may be determined by management for the Company, in its sole and absolute discretion, prior to the Closing Date (as hereinafter determined), and as may be acceptable with the appropriate Regulatory Authorities.



                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  (ii) the appointment of the existing director of the Company to the resulting Board of Directors of the Purchaser;


                  (iii)    such other matters as may be agreed to as between the
                           Parties   hereto   prior   the   completion   of  the
                           transactions contemplated by this Agreement.


5.2 PARTIES' WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "5.1" hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each or any of the Parties in writing and in whole or in part at any time.


5.3 THE VENDORS' AND THE COMPANY'S CONDITIONS PRECEDENT. The rights, duties and obligations of each of the Vendors and the Company under this Agreement are also subject to the following conditions precedent for the exclusive benefit of each of the Vendors and the Company to be fulfilled in all material aspects in the reasonable opinion of the Vendors and the Company or to be waived by each or any of the Vendors and the Company as soon as possible after the Execution Date:


         (a) the Purchaser shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Purchaser on or before the Closing Date (as hereinafter determined);


         (b) the Purchaser shall have complied with all applicable securities laws in connection with the issuance of the Shares to the Vendors on or before the Closing Date (as hereinafter determined);


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (c) the Purchaser and each of the Purchaser's subsidiaries, if any, will have obtained all authorizations, approvals, or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities required to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Purchaser and the Purchaser's subsidiaries, if any, who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Purchaser or any of the Purchaser's subsidiaries, if any, may be subject;


         (d) all matters which, in the opinion of counsel for the Vendors and the Company, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;


         (e) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:


                  (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Vendors to dispose of any of the Purchased Shares; or


                  (ii) the right of the Purchaser and the Purchaser's subsidiaries, if any, to conduct their respective operations and carry on, in the normal course, their respective businesses and operations as they have carried on in the past;


         (f)      the   delivery  to  the  Company  by  the   Purchaser,   on  a
                  confidential   basis,  of  the  following   documentation  and
                  information:


                  (i) a copy of all material contracts, agreements, reports and title information of any nature respecting the Purchaser; and


                  (ii) details of any lawsuits, claims or potential claims relating to the Purchaser of which the Purchaser is aware and the Vendors and the Company are unaware;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (g) the Purchaser will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the respective solicitors, auditors and representatives of the Company, at such location as is appropriate, all of the Purchaser's and each of the Purchaser's subsidiaries', if any, books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company; provided such persons do not unduly interfere in the respective operations of the Purchaser or any of the Purchaser's subsidiaries, if any;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Company, and only if such persons do not unduly interfere in the respective operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to attend at all of their respective places of business and operations to observe the conduct of their respective businesses and operations, inspect their respective properties and assets and make physical counts of their respective inventories, shipments and deliveries; and


                  (iii) require the Purchaser's and each of the Purchaser's subsidiaries', if any, respective management personnel to respond to all reasonable inquiries concerning the Purchaser's and each of the Purchaser's subsidiaries', if any, respective business assets or the conduct of their respective businesses relating to their respective liabilities and obligations; and


         (i) the completion by the Vendors and the Company, and by the Vendors' and the Company's respective professional advisors, of a thorough due diligence and operations review of the respective businesses and operations of the Purchaser and each of the Purchaser's subsidiaries, if any, to the sole and absolute satisfaction of each of the Vendors and the Company.


5.4 THE VENDORS' AND THE COMPANY'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "5.3" hereinabove are for the exclusive benefit of each of the Vendors and the Company and may be waived by each or any of the Vendors and the Company in writing and in whole or in part at any time after the Execution Date;


5.5 PURCHASER'S CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE. The rights, duties and obligations of the Purchaser under this Agreement are also subject to the following conditions precedent for the exclusive benefit of the Purchaser to


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - be fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date:


         (a) the Vendors and the Company shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Vendors and the Company on or before the Closing Date (as hereinafter determined);


         (b) the Company will have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company who will be in compliance with, and has not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;


         (c) all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;


         (d) no material loss or destruction of or damage to the Company, any of the Company's Assets, any of the Company's Business or the Purchased Shares shall have occurred;


         (e) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:


                  (i) the purchase or transfer of any of the Purchased Shares contemplated by this Agreement or the right of any of the Vendors to dispose of any of the Purchased Shares; or


                  (ii) the right of the Company to conduct its operations and carry on, in the normal course, its Company's Business and operations as it has carried on in the past;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (f) the delivery to the Purchaser by the Company, on a confidential basis, of all Business Documentation and including, without limitation, the following documentation and information:


                  (i) a copy of all material contracts, agreements, reports and information of any nature respecting the Company, its assets and the Company's Business; and


                  (ii) details of any lawsuits, claims or potential claims relating to either the Company, its assets, the Company's Business or the Purchased Shares of which either of the Vendors or the Company is aware and the Purchaser is unaware;


         (g) the Company will, for a period of at least five business days prior to the Closing Date (as hereinafter determined), during normal business hours:


                  (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operations of the Company;


                  (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its respective places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and


                  (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business and assets or the conduct of its business relating to its liabilities and obligations; and


         (i) the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of both the business and operations of the Company together with the transferability of the Purchased Shares as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

5.6 PURCHASER'S WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth in section "5.5" hereinabove are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing and in whole or in part at any after the Execution Date.


5.7 THE VENDORS' ADDITIONAL INCOME TAX COVENANTS. The Vendors also acknowledge and agree that:


         (a) the Purchaser does not assume and shall not be liable for any taxes under the Income Tax Act or any other taxes whatsoever which may be or become payable by the Vendors and including, without limitation, any taxes resulting from or arising as a consequence of the transfer by the Vendors to the Purchaser, of the Purchased Shares herein contemplated, and the Vendors shall indemnify and save harmless the Purchaser from and against all or any such taxes;


         (b)      as to all income tax matters:


                  (i) an election under subsection "85.1(5)" of the Income Tax Act may be made and filed by each of the Vendors and by the Purchaser in the prescribed form, manner and within the time prescribed by the Income Tax Act, and each such election shall specify that each Vendor's deemed proceeds of disposition of the Purchased Shares transferred by such Vendor shall be such amount as that Vendor shall specify in such election; provided that the amount so specified is an amount within the parameters established in subsection 85.1(5) of the Income Tax Act;


                  (ii) the Purchaser's obligations under paragraph "6.7(b)(i)" hereinbelow shall be discharged upon its execution of the prescribed form for making such election, and returning said form to each of the Vendors within seven calendar days of the date of receipt thereof. Provided that the Purchaser has discharged such obligation, the Purchaser shall have no liability for any tax, interest, penalty, claim or cost whatsoever which may arise from the making or failure to make such election by any of the Vendors, or the amounts selected in any such election; and


                                    ARTICLE 6
                          CLOSING AND EVENTS OF CLOSING


6.1 CLOSING AND CLOSING DATE. The closing (the "CLOSING") of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on such date or dates following the due and complete satisfaction of all of the conditions precedent which are set out in Article "5" hereinabove (the "CLOSING Date"), or on such earlier or later Closing Dates as may be agreed to in advance by each of the Parties hereto at 2:00 p.m. (Vancouver time) on each such Closing Date.


6.2 DOCUMENTS TO BE DELIVERED BY THE VENDORS AND THE COMPANY PRIOR TO THE CLOSING DATE. Not later than five calendar days prior to each Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Vendors and the Company shall also execute and deliver, or cause to be delivered, to the Purchaser, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:


         (a) all documentation as may be necessary and as may be required by the solicitors for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;


         (b) the certificates representing the Purchased Shares registered in the respective names of the Vendors and duly endorsed for transfer to the Purchaser and/or irrevocable stock powers transferring the Purchased Shares to the Purchaser;


         (c) a certificate representing the Purchased Shares registered in the name of the Purchaser;


         (d) a copy of the resolutions of the directors of the Company (and of any of the Vendors, if necessary) authorizing the transfer by the Vendors to the Purchaser of the Purchased Shares;


         (e) a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;


         (f) a certificate of an officer of the Company, dated as of the Closing Date, acceptable in form to the solicitors for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Company


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -
                  contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Company on the Closing Date;


         (g) consents to act or other documents as may be required in connection with the appointment of the existing director of the Company to the resulting Board of Directors of the Purchaser, all as the Company may so determine in writing, from time to time, and in its sole and absolute discretion, prior to the Closing Date;


         (h)      all remaining Business Documentation; and


         (i) all such other documents and instruments as the Purchaser may reasonably require.


6.3 DOCUMENTS TO BE DELIVERED BY THE PURCHASER PRIOR TO THE CLOSING DATE. Not later than five calendar days prior to each Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver, or cause to be delivered, to the Company, the Transfer Agent and/or the Escrow Agent, as applicable, all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Vendors and the Company, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:


         (a) a copy of an ordinary resolution of the shareholders of the Purchaser or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Purchaser sending all required notice to the Purchaser's shareholders in connection therewith, or, in the alternative and if acceptable in accordance with applicable corporate law, shareholders of the Purchaser holding over fifty percent (50%) of the issued shares of the Purchaser providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated together with certification of any required notice to all shareholders of the Purchaser of such written consent resolutions;


         (b) a copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby and including, without limitation, each of the matters provided for in paragraph "5.1(f)" hereinabove;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

         (c) an executed treasury order (or treasury orders) of the Purchaser providing for the due issuance of all of the Purchase Price Shares to the order and direction of the Vendors in accordance with sections "2.2" and "2.3" hereinabove;


         (d) all necessary consents and approvals in writing to the completion of the transactions contemplated herein;


         (e) a certificate of an officer of the Purchaser, dated as of the Closing Date, acceptable in form to the solicitors for the Vendors and the Company, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Purchaser contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Purchaser on the Closing Date;


         (f) an opinion of counsel to the Purchaser, dated as at the Closing Date, and addressed to the Vendors, the Company and their respective counsel, in form and substance satisfactory to the Vendors' and the Company's respective counsel, acting reasonably, and including the following:


                  (i) the due incorporation, existence and standing of the Purchaser and its qualification to carry on business;


                  (ii) the authorized and issued capital of the Purchaser (relying on a certificate of the registrar and Transfer Agent of the Purchaser as to the number of securities issued);


                  (iii) all necessary steps and proceedings and including, without limitation, compliance with all applicable securities laws, have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein; and


                  (iv) the due issuance of the Shares as fully paid and non-assessable and having been issued in accordance with an applicable registration and prospectus exemption available under the Securities Act; and


         (g) all such other documents and instruments as the Vendors' and the Company's respective solicitors may reasonably require.


                                    ARTICLE 7
                           DUE DILIGENCE INVESTIGATION


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

7.1 DUE DILIGENCE. Each of the Parties hereto shall forthwith conduct such further due diligence examination of the other Parties hereto as it deems appropriate.


7.2 CONFIDENTIALITY. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions of Articles "8" and "9" hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective solicitors, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.


                                    ARTICLE 8
                                 NON-DISCLOSURE


8.1 NON-DISCLOSURE. Subject to the provisions of section "8.3" hereinbelow, the Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, INTER ALIA, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors.


8.2 DOCUMENTATION. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked or deemed "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith.


8.3 PUBLIC ANNOUNCEMENTS. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                    ARTICLE 9
                           PROPRIETARY INFORMATION AND
                  ADDITIONAL OBLIGATIONS OF THE PARTIES HERETO


9.1 CONFIDENTIAL INFORMATION. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "CONFIDENTIAL INFORMATION"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein.


9.2 IMPACT OF BREACH OF CONFIDENTIALITY. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.


9.3 COMPLIANCE WITH APPLICABLE LAWS. The Parties will comply with all U.S. and foreign laws, whether federal, provincial or state, applicable to their respective duties hereunder and, in addition, hereby represent and warrant that any information which they may provide to any person or company hereunder will, to the best of their respective knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

9.4 OPINIONS, REPORTS AND ADVICE OF THE VENDORS. The Vendors acknowledge and agree that all written and oral opinions, reports, advice and materials provided by the Vendors to the Purchaser or the Company in connection with purchase and sale contemplated herein are intended solely for the Purchaser's benefit and for the Purchaser's use only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Purchaser. In this regard the Vendors covenant and agree that the Purchaser may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Purchaser's sole and absolute discretion. The Vendors further covenant and agree that no public references to the Purchaser, the Company or the Vendors, or disclosure of the Vendors' role in respect of the Purchaser or the Company, be made by the Vendors without the prior written consent of the Purchaser in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Purchaser, be provided by the Vendors to the Purchaser in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Purchaser and the Company from time to time.


                                   ARTICLE 10
                   AMENDMENT, POWER OF ATTORNEY AND VARIATIONS


10.1 ASSIGNMENT. Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent all of the other Parties hereto.


10.2 AMENDMENT. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.


10.3 POWER OF ATTORNEY ON BEHALF OF THE VENDORS. In order to better provide for the administration and completion of each of the transactions which are contemplated by the terms and conditions of this Agreement, each Vendor does hereby make, constitute and appoint Douglas Humphreys, a Vendor and the current Managing Director of the Company, or such other present or future director or officer of the Company as Mr. Humphreys may appoint in writing, and in his sole and absolute discretion, in his time(s) of absence (the "ATTORNEY"), as such Vendor's true and lawful Attorney for such Vendor and in such Vendor's name, place and stead and for the sole purpose and power of specifically doing all acts and executing all deeds, resolutions, documents, matters and things and including, without limitation, any agreement supplemental thereto, which may be necessary to be done in such Vendor's place and stead and in order to complete all of transactions on such Vendor's behalf which may be required under the terms and conditions of this Agreement (the "POWER OF ATTORNEY"). In this regard the within Power of Attorney for each particular Vendor shall be effective from


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - the Execution Date of this Agreement and shall continue in full force and effect until the earlier of either the final Closing or the termination of the within purchase and sale.


10.4 CORRECTIONS AND AMENDMENTS TO BE MADE BY ATTORNEY. Without in any manner whatsoever limiting the Power of Attorney granted to the Attorney by each Vendor as set forth immediately hereinabove, the Vendors hereby also specifically authorize the Attorney to correct any errors in, to complete any information missing from and to make any amendments to this Agreement, together with any and all other documents, resolutions and instruments as may be necessary, in the opinion of Attorney, acting reasonably, to complete all of the transactions contemplated by terms and conditions of this Agreement.


10.5 VARIATION IN THE TERMS OF THIS AGREEMENT UPON REVIEW. It is hereby acknowledged and agreed by each of the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective Regulatory Approval to any of the terms and conditions of this Agreement, any such reasonable variation or variation will be deemed to be accepted by each of the Parties hereto and form part of the terms and conditions of this Agreement.


                                   ARTICLE 11
                                  FORCE MAJEURE


11.1 EVENTS. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.


11.2 NOTICE. A Party shall, within seven calendar days, give notice to the other Parties of each event of FORCE MAJEURE under section "11.1" hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of FORCE MAJEURE and all preceding events of FORCE MAJEURE.


                                   ARTICLE 12
                             DEFAULT AND TERMINATION


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

12.1  DEFAULT.  The Parties  hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "DEFAULTING PARTY"), the non-defaulting Parties (herein called, collectively, the "NON-DEFAULTING PARTY") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:


         (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or


         (b) give the Non-Defaulting Party notice that it denies that such default has occurred.


12.2 CURING THE DEFAULT. If the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default, the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.


12.3 TERMINATION. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated, unless otherwise extended in accordance with this Agreement hereinabove, in the event that:


         (a) the Ratification has not been satisfied by each of the Purchaser and the Company within five business days of the Execution Date;


         (b) each of the Purchaser and the Company fails to complete a successful and Initial Due Diligence review of the other Party's respective businesses and operations within 30 calendar days of the prior satisfaction of the Ratification;


         (c) either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent;


         (d) each of the conditions specified in section "5.1" hereinabove have not been satisfied in the manner and within the time periods as specified therein;


         (e) either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered;


         (f)      by agreement in writing by each of the Parties hereto;


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. - and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Articles "7" and "8" hereinabove.


                                   ARTICLE 13
                                     NOTICE


13.1 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.


13.2 CHANGE OF ADDRESS. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   ARTICLE 14
                               GENERAL PROVISIONS


14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement and including, without limitation, the Agreement In Principle as between the Purchaser and the Company.


14.2 ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.


14.3 SCHEDULES. The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.


14.4 TIME OF THE ESSENCE. Time will be of the essence of this Agreement.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

14.5 APPLICABLE LAW. The situs of this Agreement is Blaine, Washington, U.S.A. and for all purposes this Agreement will be governed exclusively by, construed and enforced in accordance with, and attorn to the courts of the laws and Courts prevailing in the State of Washington, U.S.A.


14.6 FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.


14.7 INVALID PROVISIONS. If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.


14.8 CURRENCY. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.


14.9 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).


14.10 CAPTIONS. The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.


14.11 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the Execution Date as set forth on the front page of this Agreement.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

14.12 NO PARTNERSHIP OR AGENCY. The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.


14.13 CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:


         (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;


         (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;


         (c)      constitute a general waiver under this Agreement; or


         (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                  IN WITNESS WHEREOF each of the Parties hereto has hereunto set its seal by the hand of its duly authorized signatory as of the Execution Date as set forth on the front page of this Agreement.




ORIENT EXPLORATIONS LTD.            )       No. of Purchased Shares:   2,250,000
------------------------            )       ------------------------------------
                                    )
                                    )
                                    )
____________________________________)
Authorized Signatory                )




DOUGLAS HUMPHREYS                   )       No. of Purchased Shares:   750,000
-----------------                   )       ----------------------------------
                                    )
                                    )
                                    )
____________________________________)
Authorized Signatory                )




LEXINGTON OIL & GAS LTD. CO.,       )
----------------------------        )
                                    )
                                    )
                                    )
____________________________________)
Authorized Signatory                )




INTERGOLD CORPORATION               )
---------------------
                                    )
                                    )
                                    )
____________________________________)
Authorized Signatory                )


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE A



                  This is Schedule "A" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.




                    PURCHASED SHARES, VENDORS AND SECURITIES

VENDORS                                     SHARES

Orient Explorations Ltd.                    2,250,000 Lexington Resources, Inc.
P.O. Box 10689 APO                          Restricted Common Shares
Grand Cayman, Cayman Islands

Douglas Humphreys                           750,000 Lexington Resources, Inc.
7545 Highway 270                            Restricted Common Shares
Holdenville, Oklahoma
74848


________


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE B



                  This is Schedule "B" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.



                         COMPANY'S FINANCIAL STATEMENTS


                     Refer to the materials attached hereto.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE C


                  This is Schedule "C" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.



                               Company's Property


LEXINGTON OIL & GAS LTD. CO.
PROPERTIES

1.            DOC COLE LEASE (160 ACRES) - Current Operator Paluca Petroleum,
              Inc.

              Legal Description:            Garvin County Oklahoma: County
                                            Section 8, Township 1N, Range 3W

              Well Names:                   Doc Cole 1B thru Doc Cole 11B;
                                            Eleven wells; 75% N.R.I.; 100% W.I.

                                            Doc Cole 1A; One well; 66.479
                                            N.R.I.; 100% W.I.

              Well Depth:                   Wells are approximately 2,800 feet
                                            deep, producing from the
                                            Pennsylvania Sand Zone.

              Summary: Of the twelve wells 5 are currently producing and 1 well is a water disposal well. Current production is between 8 to 14 barrels of oil per day. To activate other wells will require additional work-over expenses.

              Potential:                    There is the  potential  to drill an
                                            additional 5 wells on the  property.
                                            Requires  additional  geological and
                                            engineering   review.  When  initial
                                            wells  were  drilled  they  produced
                                            between  75 and 100  barrels  of oil
                                            per  day.  Wells  adjacent  to  this
                                            property  have   produced   sizeable
                                            increases    with   new   types   of
                                            treatments and water floods.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

2. ATWOOD BOOCH SAND UNIT, Consisting of the Cates Lease and Stephenson Lease (80 Acres) Current Operator Peluca Petroleum, Inc.

              Legal Description:            Hughes County Oklahoma: County
                                            Section 15, Township 6N, Range 9E

              Well Names:                   J.N. Cates #1, Cates #2,  Stephenson
                                            #1 and  Stephenson  #2;  Four Wells;
                                            76.171875 N.R.I.; 100% W.I.

              Well Depth:                   Wells are approximately 2,900 feet
                                            deep, producing from the Booch Zone.

              Summary: Two wells producing 5 to 6 barrels per day. An additional well is currently being worked on and should be in production within a week,
                                            increasing       production       by
                                            approximately 3 barrels per day.

              Potential:                    Originally an ARCO (Atlantic Rich-
                                            field)   property.   There   are  an
                                            additional   4  well  bores  on  the
                                            Stephenson lease that could possibly
                                            be activated.  Additional Geological
                                            work is required to evaluate  deeper
                                            zones and behind pipe potential.


3. WAGNON LEASE (590.2 acres)

              Legal Description:            Pittsburg County, Oklahoma; County
                                            Section 2, Township 8N, Range 17E

              Well Name:                    No wells have been drilled. Property
                                            has the  potential to drill 5 wells.
                                            Initial planning is the 3 horizontal
                                            wells.

              Well Depth:                   Wells will have a total drilled
                                            depth of  approximately  4,000  feet
                                            (includes    both    vertical    and
                                            horizontal depths).

              Production Zone:              This property is a Coal Bed Methane
                                            prospect  ("CBM").  The  property is
                                            located  in  the   prolific   Arkoma
                                            Basin.  The  CBM is  located  in the
                                            Hartshorne zone.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                            Wells adjacent to this property have
                                            come  in  an   average   of  between
                                            500,000 and  1,000,000  MCF per day,
                                            although  a number  of the wells are
                                            producing  over a 1,000,000  MCF per
                                            day.

              Summary: It is proposed to initially drill 3 horizontal CBM wells. The first well is expected to be drilled by the end of 2003. The remaining wells are expected to be completed in early 2004.

              Potential:                    This property is located in the
                                            middle  of one of  the  largest  CBM
                                            drilling programs  undertaken in the
                                            state of Oklahoma.  Major  companies
                                            located  in the area are;  Williams,
                                            Questar and Devon.


4.            JENEVA LEASE (40 acres) Currently operated by Paluca Petroleum,
              Inc.

              Legal Description:            Garvin County, Oklahoma; County
                                            Section 4, Township 1N, Range 3W.

              Well Names:                   Jeneva #1, Jeneva#2 and Jeneva #3;
                                            76% N.R.I.; 100% W.I.

              Well Depth:                   Wells are approximately 2,800 feet
                                            deep, producing from the Helvy zone.

              Summary: There are two producing wells and one disposal well on the property. Wells are not currently producing waiting on approval/permitting for the disposal well.

              Potential:                    When wells reach production will be
                                            in the 3 to 4  barrels  of  oil  per
                                            day.  Re-working  wells and fracking
                                            wells  have   produced   significant
                                            improvements. Wells in the area gave
                                            gone from 1-3 barrels of oil per day
                                            to 13-16 bopd.



5. SASAKWA GILCREASE SAND UNIT (500 Acres) Currently operated by Paluca Petroleum Inc.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

              Legal Description:            Seminole County, Oklahoma; County
                                            Section 24,  Township  6N, Range 3W.
                                            87.50% N.R.I.; 100% W.I.

              Well Names:                   Sasakwa Gilcrease 3,4,7,9,10,11,12,
                                            13,14,15,16 (eleven wells)

              Well Depth:                   Wells are approximately 2,900 feet
                                            deep  and  production  is  from  the
                                            Gilchrist and Cromwell zones.

              Summary: When wells initially drilled produced 200 to 250 bopd. No wells are producing currently. Waiting on approval for disposal well. Initial production will be in the 7 to 10 bopd from 4 wells. Of the 11 wells three are injection wells and 1 is a disposal well. The remaining three wells can become producing with relatively minor work.

              Potential:                    The lease has  additional  potential
                                            for  production  in the  Calvin  and
                                            Senora zones, producing both oil and
                                            gas at approximately 1500 feet. Some
                                            additional  geology will be required
                                            drilling or access  production  from
                                            existing well bores.


6. LEASES CURRENTLY UNDER REVIEW THAT ARE INCLUDED IN THE ACQUISITION BUT REQUIRES FURTHER REVIEW BEFORE TRANSFERRING TITLES TO COMPANY.

              a. Wilson Lease, Oklahoma County Oklahoma. 9,000 foot well. Past production was from the Red Folk Zone. When well was shut in it was producing 100 MCF per day. The logs indicate data that shows a very strong possibility of gas up pipe at approximately 7,500 feet - could produce 250,000 + MCF per day. Located in the city limits of Oklahoma City requires special bonds.

              b. Wood Lease, Garvin County, Oklahoma. Consists of 1 well on 10 acres at 2,800 feet. It requires a water disposal well to be viable. Currently speaking with landowner to discuss possibilities of using disposal well on the property. If not some new technology re: holding back water may be feasible.


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

OPERATING COMPANY:

Currently all the above wells except for the Wagnon Lease are operated by Paluca Petroleum. It is Lexington's intention to transfer well operations to Oak Hills. Oak Hills has operated and drilled wells since 1996. Its President is Doug Humphreys who has drilled and in excess of 500 wells from shallow 1,000 foot wells to as deep as 20,000 feet and has operated over 549 wells in 5 states.









                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE D



              This is Schedule "D": to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.


                          COMPANY'S MATERIAL CONTRACTS





==========


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE E



              This is Schedule "E": to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.



                         COMPANY'S LIST OF BANK ACCOUNTS

Lexington Oil & Gas Ltd. Co.:

                                   SCHEDULE F



              This is Schedule "F" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.



                        PURCHASER'S FINANCIAL STATEMENTS


                         COMPANY'S FINANCIAL STATEMENTS


                              INTERGOLD CORPORATION
                          (A Development Stage Company)

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003

                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEETS

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -


                              INTERGOLD CORPORATION
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                                                                    September 30,     December 31,
                                                                                             2003             2002
------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash                                                                              $       819      $       227
------------------------------------------------------------------------------------------------------------------

                                                                                     $       819      $       227
==================================================================================================================


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                          $   674,146      $   592,061
   Loans payable (Note 3)                                                                418,195        1,258,718
   Notes payable                                                                               -           51,890
   Accrued Series A warrant redemption payable                                                 -           60,000
   Accrued interest payable (Note 3)                                                     277,693          534,453
------------------------------------------------------------------------------------------------------------------

                                                                                       1,370,034        2,497,122
------------------------------------------------------------------------------------------------------------------

GOING CONCERN CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 4)
   Common stock $.00025 par value; 200,000,000 shares authorized
      521,184 (2002 - 257,135) post reverse-split shares issued and outstanding           39,081           19,284
   Preferred stock, $.001 par value; 75,000,000 shares authorized
      Issued and outstanding
      Series A - nil shares (2002 - 6,200,000 shares)                                          -            6,200
      Series B - nil shares (2002 - 2,510,000 shares)                                          -            2,510
   Additional paid-in capital                                                         13,974,004       10,298,039
   Deficit accumulated during the development stage                                  (15,382,300)     (12,822,928)
------------------------------------------------------------------------------------------------------------------

                                                                                      (1,369,215)      (2,496,895)
------------------------------------------------------------------------------------------------------------------

                                                                                     $       819      $       227
==================================================================================================================


The  accompanying  notes  are an  integral  part of these  interim  consolidated financial statements.




                              INTERGOLD CORPORATION
                          (A Development Stage Company)

                  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                               Three months     Three months     Nine months     Nine months     July 26, 1996
                                               ended Sept.      ended Sept.      ended Sept.     ended Sept.     (inception) to
                                                 30, 2003         30, 2002         30, 2003        30, 2002      Sept 30, 2003
------------------------------------------------------------------------------------------------------------------------------

REVENUE
   Other income                                 $      -         $      -         $       -       $        -      $      1,699
------------------------------------------------------------------------------------------------------------------------------

EXPENSES
   Mineral property exploration expenses               -                -                                  -         5,882,078
   Directors fees                                      -                -                 -                -            21,500
   General and administrative                     32,198           25,945            97,050           80,130         4,533,655
   Interest expense                               26,416           46,345            73,489          124,274           670,220
   Loss on settlement of debt                          -                -                 -                -         1,317,540
   Professional fees (recovery)                    3,995            6,382            21,808          (37,479)        1,872,899
   Realized loss on sale of available for
       sale investment                                 -                -                 -                -            20,000
   Gain on settlement of lawsuit                       -                -                 -                -        (1,589,224)
------------------------------------------------------------------------------------------------------------------------------
                                                  62,609           78,762           192,347          166,925        12,728,668
------------------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                         $(62,609)        $(78,672)        $(192,347)      $ (166,925)     $(12,728,668)
==============================================================================================================================



BASIC NET LOSS PER SHARE                        $  (0.14)        $  (0.31)        $   (0.45)      $    (0.65)
============================================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       449,827          257,135           428,711          257,135
============================================================================================================


The  accompanying  notes  are an  integral  part of these  interim  consolidated financial statements.




                              INTERGOLD CORPORATION
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

             FOR THE PERIOD DECEMBER 31, 2002 TO SEPTEMBER 30, 2003

                                   (UNAUDITED)

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                                        Additional      during
                                            Common stock           Preferred stock       Paid-in      Development
                                          Shares       Amount      Shares      Amount    Capital         Stage          Total
                                       ------------   --------   ----------   -------   -----------   -----------     -----------

Balance, December 31, 2002               77,140,600   $ 19,284    8,710,000   $ 8,710   $10,298,039   $(12,822,928)   $(2,496,895)


20% cumulative dividends payable on
   Conversion of Series A Preferred
   Stock                                          -          -            -         -             -     (1,371,475)    (1,371,475)

Expiry of Series A Preferred Stock
   Share Purchase Warrant                         -          -            -         -        60,000              -         60,000

Issuance of common stock in
settlement of Cumulative dividend on
converted Series A Preferred stock        5,485,900      1,371            -         -     1,370,104              -      1,371,475

Issuance of common stock pursuant to
   Conversion of Series A Preferred
   stock                                  6,200,000      1,550   (6,200,000)   (6,200)        4,650              -              -

20% cumulative dividends payable on
   Conversion of Series B Preferred
   Stock                                          -          -            -         -             -       (995,550)      (995,550)

Issuance of common stock in settlement
   of Cumulative dividend on converted
   Series B Preferred stock               1,991,100        498            -         -       995,052              -        995,550

Issuance of common stock pursuant to
   Conversion of Series B Preferred
   stock                                  2,510,000        628   (2,510,000)   (2,510)        1,882              -              -

Issuance of common stock in
   settlement of debt                    63,001,343     15,750            -         -     1,244,277              -      1,260,027
                                       ------------------------------------------------------------------------------------------

Balance before reverse stock split      156,328,943     39,081            -         -    13,974,004    (15,189,953)    (1,176,868)

300:1 reverse stock split, August 8,
   2003                                (155,807,759)         -            -         -             -              -              -

Net Loss, period ended Sept. 30, 2003             -          -            -         -             -       (192,347)      (192,347)
                                       ------------------------------------------------------------------------------------------
                                            521,184   $ 39,081            -   $     -   $13,974,004   $(15,382,300)   $(1,369,215)
                                       ==========================================================================================


The  accompanying  notes  are an  integral  part of these  interim  consolidated financial statements.




                              INTERGOLD CORPORATION
                          (A Development Stage Company)

                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                    Nine months       Nine months     July 26, 1996
                                                                          ended             ended    (inception) to
                                                                 Sept  30, 2003    Sept  30, 2002     Sept 30, 2003
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $(192,347)        $(166,925)       $(12,779,600)
  Adjustments to reconcile net loss to net cash used in
  operating activities:
  - Depreciation                                                           -                 -               1,634
  - Loss on disposal of fixed assets                                       -                 -               2,666
  - (Gain) loss on expense recoveries and settlement of debt                           (65,501)          1,317,540
  - Gain on settlement of lawsuit                                          -                 -          (1,589,224)
  - Loss on sale of investment                                             -                 -              20,000
  - Non-cash exploration costs                                             -                 -           2,860,000
  - Changes in working capital assets and liabilities
       Notes payable                                                       -           103,597                   -
       Accounts payable                                               (3,550)            4,561             625,810
       Accrued interest payable                                       73,489           124,274             667,527
       Accrued and unpaid fees payable                                90,000                 -             736,600
------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM (USED IN)
OPERATING ACTIVITIES                                                 (32,408)                6          (8,137,047)
------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of available-for-sale investments                            -                 -            (170,000)
  Equipment purchases                                                      -                 -              (4,300)
------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                -                 -            (174,300)
------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances payable                                                    33,000                 -           1,751,508
  Sale of common stock                                                     -                 -           1,957,658
  Sale of Series A preferred stock                                         -                 -           2,500,000
  Sale of Series B preferred stock                                         -                 -           1,255,000
  Net cash received on settlement of lawsuit                               -                 -             798,000
  Note payable                                                             -                 -              50,000
------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                              33,000                 -           8,312,166
------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                                              592                 6                 819

CASH, BEGINNING OF PERIOD                                                227               127                   -
------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                $     819         $     133        $        819
==================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
During the period the Company issued shares of common stock in settlement of cumulative dividends payable on Series A and Series B preferred stock and in settlement of debt. (Refer to Note 4).

The  accompanying  notes  are an  integral  part of these  interim  consolidated financial statements.


                              INTERGOLD CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

NOTE 1: NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

The Company was previously involved in mineral property exploration and development. To date, the Company has not generated significant revenues from operations and has a working capital deficit and a stockholders' deficiency of $1,369,215 at September 30, 2003. The Company's continuance of operations and movement into an operating basis are contingent on raising additional working capital, settling its outstanding debts and on the future development of a new business venture. Advances from certain significant shareholders will form the primary source of short-term funding for the Company during the next twelve months. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

UNAUDITED INTERIM FINANCIAL STATEMENTS
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2002 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, International Gold Corporation ("IGC"). IGC was acquired by purchase on July 23, 1997. The acquisition of International Gold Corporation has been accounted for on the purchase method of accounting. All significant intercompany transactions and account balances have been eliminated.

MINERAL PROPERTIES
The Company's resource property acquisition, exploration and development costs were expensed as incurred. Once the Company has determined that a property can be economically developed, further exploration and development costs are capitalized. The capitalized costs are depleted on a property-by-property basis over the estimated useful lives of the properties upon commencement of commercial production using the unit-of-production method. Capitalized costs relating to mineral properties which are sold or abandoned are written off when such events occur. The proceeds received from property options granted are applied against the costs of the related property and any excess is included in earnings for the period. The Company reviews the carrying value of resource properties whenever events or changes in circumstances indicate that the carrying value may not be recoverable, at which time a write-down is recorded.

EARNINGS (LOSS) PER SHARE
Basic earnings (loss) per share is computed by dividing earnings (loss) for the period by the weighted average number of common shares outstanding for the period. Fully diluted earnings (loss) per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The presentation is only of basic earnings (loss) per share as the effect of potential dilution of securities has no effect on the current period's basic earnings per share.

FINANCIAL INSTRUMENTS
The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended September 30, 2003 and the required disclosures have been made below.

The Company has elected to continue to account for stock-based employee compensation arrangements using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

COMPARATIVE FIGURES
Certain of the comparative figures have been restated to conform to the current year's presentation.

NOTE 3: LOANS AND ACCRUED INTEREST PAYABLE

LOANS PAYABLE
Loans payable are comprised of cash advances as follows:



                                             September 30,    December 31,
                                                 2003             2002
                                             -------------    ------------

Sonanini Holdings Ltd.                         $       -       $  442,770

Investor Communications International, Inc.      342,998          309,998

Tristar Financial Services Ltd.                        -          435,119

Brent Pierce                                      70,831           70,831
                                               --------------------------
                                               $ 413,829       $1,258,718
                                               ==========================



ACCRUED INTEREST PAYABLE
Demand loans and certain accounts payable bear 10% simple interest. There is $261,978 of interest accrued on these loans and liabilities as of September 30, 2003 (2002 - $473,408). See Note 6 - Related Party Transactions.

NOTE 4: STOCKHOLDERS' EQUITY

COMMON STOCK

On March 15, 2003 the Company settled $1,260,027 in loans, notes and accrued interest in exchange for the issuance of 210,004 post reverse-split shares of the Company's common stock.

On March 15, 2003 the holders of 6,200,000 Series A preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $1,371,475 became payable on March 15, 2003. Accordingly, the Company issued 38,953 post reverse-split shares of common stock in exchange for the 6,200,000 Series A preferred shares and settlement of the dividend liability of $1,371,475 in accordance with the terms of the Series A preferred stock described below.

On March 15, 2003 the holders of 2,510,000 Series B preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $995,550 became payable on March 15, 2003. Accordingly, the Company issued 15,004 post reverse-split shares of common stock in exchange for the 2,510,000 Series B preferred shares and settlement of the dividend liability of $995,550 in accordance with the terms of the Series B preferred stock described below.

Effective March 10, 2003, the Company increased the number of authorized shares of common stock from 125,000,000 to 200,000,000 at a par value of $.00025 per share.

PREFERRED STOCK

The Company authorized for issuance 5,000,000 shares of Preferred Stock at a par value of $.001 per share at December 31, 1997.

Effective August 6, 1998, the Company increased the number of authorized shares of preferred stock from 5,000,000 to 75,000,000 at a par value of $.001 per share.

SERIES A

Pursuant to a private placement memorandum dated August 10, 1998, the Company offered 50 Series A units at a cost of $50,000 each for a total of $2,500,000. Each unit consisted of 200,000 shares of Series A Preferred stock with a par value of $.001 per share and 200,000 warrants. Each warrant entitles the holder to purchase one share of restricted common stock at $.25 per share. The warrants expired on July 31, 2001. The Series A preferred shares were redeemable by the Company at any time after July 31, 2001 for $.25 per share, plus accrued and unpaid dividends. Dividends accrued cumulatively at the rate of 20% per year but were payable annually in arrears when, as and if declared by the Company's Board of Directors or upon conversion at the election of the holders to shares of common stock. Each Series A preferred share is convertible into one share of restricted common stock and all then accrued and unpaid dividends are convertible into restricted common stock at the conversion price of $.25 per share.

As of September 30, 2003, there are no Series A Preferred shares issued and outstanding.

SERIES B

During 1999, the Company completed a private placement of Series B units consisting of 100,000 shares of Series B preferred stock with a par value of $.001 per share and 100,000 warrants. The terms and conditions of the Series B unit offering are similar to those of the Series A offering except the cost per share and any conversion price is at $0.50 per share and the Series B offering is subordinate to the Series A offering.

As of September 30, 2003, there are no Series B Preferred shares issued and outstanding.

REVERSE STOCK SPLIT
Effective August 7, 2003 the Company completed a reverse stock split of one-for-three hundred of the Company's outstanding common stock, resulting in a reduction of the then outstanding common stock from 156,328,943 shares to 521,184 shares. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the reverse stock split.

Except for in the Statement of Stockholders' Equity, unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the reverse stock split have been restated to reflect the one-for-three hundred common stock split on a retroactive basis.

NOTE 5: EMPLOYEE STOCK OPTION PLAN

During 1997, the Company authorized a Non-Qualified Employee Stock Option Plan for employees. The plan authorized the issuance of 2,000,000 pre reverse-split options that can be exercised at $.50 per share of common stock and an additional 2,500,000 pre reverse-split options that can be exercised to purchase shares of common stock at $1.00 per share. All options granted expire December 27, 2017. Shares which may be acquired through the plan may be authorized but unissued shares of common stock or issued shares of common stock held in the Company's treasury. As of June 30, 2003 no stock options under the Non-Qualified SOP have been exercised.

During the fiscal years ended December 31, 1999 and December 31, 2000, the Board of Directors of the Company authorized the grant of stock options to certain officers, directors and consultants. The options granted consisted of 2,000,000 pre reverse-split options with an exercise price of $.50 per share of common stock and 1,450,000 pre reverse-split options with an exercise price of $1.00 per common share. Selected information regarding the Company's employee stock options as of September 30, 2003 are as follows:

As of August 7, 2003, concurrent with the adoption of a New Stock Option Plan (described below), the Board of Directors of the Company voted to terminate the Non-Qualified SOP and to unilaterally cancel the 3,450,000 pre-reverse-split options as granted. The Board of Directors based its decision regarding cancellation of the stock options on the fact that the Non-Qualified SOP and subsequent grants of stock options were done at a time when management anticipated that the Company would have a viable and ongoing business development venture relating to the mining claims located on the Blackhawk Property. The grantees did not perform the services intended as the gold mining claims did not contain any gold and associated business operations failed. The business venture was subject to litigation (as previously disclosed in regulatory filings) and is no longer being pursued by the Company.



                                                 Sept. 30, 2003
                                         ------------------------------
                                                            Weighted
                                         Number of          average
                                          options        exercise price

Outstanding at beginning of period        3,450,000        $.71/share
Cancelled during period                  (3,450,000)       $.71/share
                                         ----------        ----------
Exercisable at end of period                    Nil                 -
                                         ==========        ==========



NEW STOCK OPTION PLAN
By Directors' Resolution dated March 15, 2003 and effective August 7, 2003, the Company adopted a New Stock Option Plan ("New SOP"). The New SOP shall be deemed effective August 7, 2003. The New SOP provides authority for the Board to grant Options, for the purchase of a total number of shares of the Company's post reverse-split common stock, not to exceed 3,500,000 post reverse-split shares. The option period of options granted under the New SOP shall be up to 10 years and the option price per share shall be no less than the fair market value of a share of common stock on the date of grant of the stock option. As of September 30, 2003 no options have been granted under the New SOP and no options are outstanding.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company, on January 1, 1999, entered into a management services agreement with Investor Communications, Inc. ("ICI") to provide management of the day-to-day operations of the Company for a two year term. The management services agreement requires monthly payments not to exceed $75,000 for services rendered. The Company's subsidiary entered into a similar agreement on January 1, 1999 with Amerocan Marketing, Inc. ("Amerocan") with required monthly payments not to exceed $25,000 for services rendered for a two year term. Both agreements were extended for a further two year term to January 1, 2003. Subsequent to January 1, 2003, the Agreement with ICI has been extended on a month-to month basis and the Agreement with Amerocan has expired and will not be renewed.

An officer and director of Intergold Corporation has been contracted by ICI as part of the management team provided to Intergold Corporation and its subsidiary. During the nine month period ended September 30, 2003 a total of $90,000 (2002 - $78,650) was incurred to ICI which is also a significant shareholder, for managerial, administrative and investor relations services provided to the Company and its subsidiary. During the nine month period ended September 30, 2003 ICI paid a total of $25,875 (2002 - $9,075) to this officer and director for services provided to the Company and its subsidiary. In addition, during the nine month period ended September 30, 2003, ICI and other shareholders paid expenses on behalf of the Company totaling $33,000 (2002 - $24,947). As of September 30, 2003 the Company owed ICI a total of $652,805 in accrued management fees payable, loans of $342,998 and interest of $267,959 accrued on outstanding loans and management fees payable, for a total of $1,263,762 (2002 - $1,020,283). (Refer to Note 3)

During the nine month period ended September 30, 2003 the Company settled $1,260,027 in loans, notes and accrued interest due to related parties in exchange for the issuance of 210,004 post-reverse split shares of the Company's common stock.

NOTE 7: INCOME TAXES

The Company has adopted FASB No. 109 for reporting purposes. As of September 30, 2003, the Company had net operating loss carry forwards of approximately $11,000,000 that may be available to reduce future years' income taxable income and will expire between the years 2006 - 2018. Due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.

NOTE 8: SUBSEQUENT EVENT

The Company commenced negotiations in early September 2003 with Lexington Oil & Gas Ltd. Lexington Oil & Gas Ltd. is a recently organized corporation with oil and gas operations in the State of Oklahoma. The Company has not entered into a formal agreement with Lexington Oil & Gas Ltd. regarding definitive terms and provisions for acquisition of Lexington Oil & Gas Ltd. and continues in its due diligence.

Lexington Oil & Gas Ltd. has agreements to obtain varying property interests in Garvin, Seminole, Hughes, Oklahoma, and Haskell Counties in the State of Oklahoma as a base of minor oil and gas production and inventory. Many wells on the property interests are shut in and require re-work programs to obtain production. Various upgrades to wells on these leases are planned to provide a base of minor producing wells. In addition to current property interests, the company plans to concentrate new acquisitions in the Coal Bed Methane regions of the State of Oklahoma where many companies have employed cost effective horizontal drilling methods to provide long-term gas production. Certain properties located in Oklahoma's Arkoma Basin are in stages of negotiation to acquire property interests for the purposes of drilling. The company expects to weight its development initiatives towards gas production.

The Board of Directors of the Company recently approved the execution of an agreement in principle to be entered into between the Company and Lexington Oil & Gas Ltd. The proposed agreement will be subject to standard conditions precedent, which management believes will include board of director approval and ratification, due diligence, and the negotiation and execution of a formal agreement. Based upon the status of current negotiations, management believes that by approximately mid-November, a definitive Agreement will be entered into between the Company and Lexington Oil & Gas Ltd. It is contemplated that such Agreement may require the issuance by the Company of up to approximately 3,000,000 shares of its restricted common stock in exchange for 100% of the total issued and outstanding shares of Lexington Oil & Gas Ltd.

In the event that the Company is required to issue a sufficient number of shares of its common stock, such that the former shareholders of Lexington Oil & Gas Ltd. acquire control of the Company, the transaction will be accounted for as a reverse acquisition with Lexington being treated as the accounting parent and the Company being treated as the accounting subsidiary.

Statements made in this Form 10-QSB that are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of
Section 27A of the Securities Act of 1933 (the "Act") and Section 21E of the Securities Exchange Act of 1934. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. The Company intends that such forward-looking statements be subject to the safe harbors for such statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

                                   ----------

                                   SCHEDULE G



                  This is Schedule "G" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.


                         PURCHASER'S MATERIAL CONTRACTS


                                      None
                                   ----------


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -

                                   SCHEDULE H



                  This is Schedule "H" to that certain Share Exchange Agreement among each of the Vendor shareholders of LEXINGTON OIL & GAS LTD. CO., LEXINGTON OIL & GAS LTD. CO. and Intergold Corporation {changing its name to "Lexington Resources, Inc."}.



                        PURCHASER'S LIST OF BANK ACCOUNTS


Bank Name:
Bank Address:

Telephone:
ABA Number:
Account Name:
Account Number:


                                   ----------


                          - Share Exchange Agreement -
    - Intergold Corporation changing its name to Lexington Resources, Inc. -